EXHIBIT (i)(2)

CONSENT OF COUNSEL

I consent to the incorporation by reference in this Post-Effective Amendment No. 156 to the Registration Statement of Eaton Vance Growth Trust (1933 Act File No. 002-22019) of my opinion dated September 10, 2013, which was filed as Exhibit (i) to Post-Effective Amendment No. 152.

/s/ Velvet R. Regan
Velvet R. Regan, Esq.

December 23, 2013

Boston, Massachusetts

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